                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                           _________________________

                                   FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                           _________________________

                           QUAKER CITY BANCORP, INC.
            (Exact name of Registrant as specified in its charter)

          Delaware                                  95-4444221
 (State or other jurisdiction of                (I.R.S. Employer
  incorporation or organization)               Identification No.)

                           _________________________

                             7021 Greenleaf Avenue
                          Whittier, California  90602
                                (562) 907-2200
              (Address, including zip code, and telephone number,
       including area code, of Registrant's Principal Executive Offices)
                           _________________________

                           1997 STOCK INCENTIVE PLAN
                             (Full Title of Plan)
                           _________________________

                              Kathryn M. Hennigan
                             Corporate Secretary,
                Senior Vice President - Administrative Services
                           QUAKER CITY BANCORP, INC.
                             7021 Greenleaf Avenue
                          Whittier, California  90602
                                (562) 907-2200
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                           _________________________

                        CALCULATION OF REGISTRATION FEE

                                                             Proposed       Proposed
                                                             Maximum        Maximum
                                            Amount           Offering      Aggregate      Amount of
        Title of Securities                  to be          Price Per       Offering     Registration
          to be Registered               Registered(1)       Share(2)       Price(2)         Fee
-----------------------------------------------------------------------------------------------------
Common Stock,
par value $.01 per share                269,215 shares      $16.78         $4,517,427.70  $1,255.84
=====================================================================================================


(1) There is also being registered hereunder such additional undetermined number of shares of Common Stock that may be issued from time to time as a result of the anti-dilution provisions of the Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(h) and 457(c), and based on the average of the high and low prices of the Common Stock of Quaker City Bancorp, Inc. as reported on November 15, 1999 on The Nasdaq National Market System.
================================================================================

                      EXPLANATORY NOTE AND INCORPORATION
                      OF CERTAIN INFORMATION BY REFERENCE
                 PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8
                 ---------------------------------------------

     On December 10, 1997, Quaker City Bancorp, Inc. (the "Company") filed with the Securities and Exchange Commission, a Registration Statement on Form S-8 (Registration No. 333-41891) (the "Prior Registration Statement") relating to shares of the Company's Common Stock, $.01 par value, issuable to eligible directors, officers, employees, consultants and advisors of the Company and its affiliates under the Company's 1997 Stock Incentive Plan, as amended (the "Plan"). The Prior Registration Statement currently is effective. This Registration Statement relates to securities (a) of the same class as those to which the Prior Registration Statement relates and (b) to be issued pursuant to the Plan. The contents of the Prior Registration Statement, including all exhibits thereto, are incorporated herein by reference.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
              --------------------------------------------------

Item 8.  Exhibits.

     5 Opinion of Gibson, Dunn & Crutcher LLP as to the legality of the securities being registered

     23.1 Consent of KPMG LLP, independent auditors

     23.2 Consent of Counsel (contained in Exhibit 5 hereto)

     24   Power of Attorney (contained on signature page hereto)

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for a filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Whittier, State of California, on November 17, 1999.

                                       QUAKER CITY BANCORP, INC.


                                       By:/s/ Frederic R. McGill
                                          --------------------------------
                                          Frederic R. McGill
                                          President, Chief Executive Officer and
                                          Director

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints KATHRYN
M. HENNIGAN and FREDERIC R. McGILL his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, with full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the date indicated.


                Signature                                     Title                                Date
                ---------                                     -----                                ----
        /s/ Frederic R. McGill
-----------------------------------------   President, Chief Executive Officer and       November 17, 1999
          Frederic R. McGill                               Director
                                                  (Principal Executive Officer)
        /s/ Dwight L. Wilson
-----------------------------------------   Senior Vice President, Treasurer and         November 17, 1999
          Dwight L. Wilson                          Chief Financial Officer
                                                  (Principal Financial Officer)
        /s/ J.L. Thomas
-----------------------------------------   Chairman of the Board of Directors           November 17, 1999
          J.L. Thomas

        /s/ David S. Engelman
-----------------------------------------                  Director                      November 17, 1999
          David S. Engelman

        /s/ Wayne L. Harvey
----------------------------------------                   Director                      November 17, 1999
          Wayne L. Harvey



      /s/ Alfred J. Gobar
----------------------------------------                   Director                      November 17, 1999
          Alfred J. Gobar


      /s/ David K. Leichtfuss                              Director                      November 17, 1999
-----------------------------------------
          David K. Leichtfuss

      /s/ Edward L. Miller                                 Director                      November 17, 1999
-----------------------------------------
          Edward L. Miller


                                 EXHIBIT INDEX


       Exhibit No.                                            Description
----------------------  --------------------------------------------------------------------------------------------
          5             Opinion of Gibson, Dunn & Crutcher LLP as to the legality of the securities being registered

         23.1           Consent of KPMG LLP, independent auditors

         23.2           Consent of Counsel (contained in Exhibit 5 hereto)

          24            Power of Attorney (contained on signature page hereto)
